UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2018

CHART INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3055 Torrington Drive Ball Ground, Georgia	30107
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (770) 721-8800

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 26, 2018, Chart Industries, Inc. (“Chart”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with the shareholders of VRV s.p.a. (“VRV”), an Italian company headquartered in Milan, Italy. The Purchase Agreement provides that, upon the terms and subject to the conditions set forth in the Purchase Agreement, Chart or one of its subsidiaries will acquire all of the issued and outstanding shares of VRV (the “Acquisition”). VRV is a diversified multinational corporation engaged in the design and manufacture of pressure equipment serving the Cryogenic, as well as the Energy and Petrochemical end markets.

The Acquisition purchase price is euro 125 million (approximately $147 million USD based on current exchange rates) in cash, subject to a working capital adjustment, and Chart will also assume the outstanding indebtedness of VRV (approximately euro 70 million, or $83 million USD based on current exchange rates) subject to an indebtedness adjustment. Chart has sufficient liquidity to fund the Acquisition and it is anticipated that the Acquisition will be funded by some combination of Chart’s available cash on hand, debt under its current credit facility or other financing alternatives.

The Purchase Agreement provides for customary representations, warranties and covenants, including, among others, that each of the parties to the Purchase Agreement will use its best efforts to complete the Acquisition, that VRV will conduct its business in the ordinary course consistent with past practice during the period between the execution of the Purchase Agreement and consummation of the Acquisition, and that VRV will not engage in certain kinds of transactions during such period.

The Purchase Agreement also contains customary termination provisions, including a provision that the Purchase Agreement may be terminated by either Chart or VRV if the Acquisition has not been completed by December 31, 2018 (subject to extension under certain circumstances); provided, however, that such right to terminate the Purchase Agreement is not available to any party whose breach of any provision of the Purchase Agreement results in the failure of the Acquisition to be completed. The completion of the Acquisition is subject to the satisfaction of certain customary closing conditions.

Other than with respect to the Acquisition as described herein, there are no material relationships between Chart or its affiliates and VRV.

The foregoing summary of the Purchase Agreement contained in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Purchase Agreement contains representations and warranties that each party thereto made to and solely for the benefit of each other party as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the Purchase Agreement or contained in exhibits or other supplemental materials thereto. Such exhibits or supplemental materials may contain information that modifies, qualifies or creates exceptions to the representations and warranties set forth in the Purchase Agreement. Moreover, some of those representations and warranties (1) may be subject to a contractual standard of materiality different from that generally applicable to shareholders or (2) may have been used for the purpose of allocating risk between the parties to the Purchase Agreement rather than establishing matters as fact. For the foregoing reasons, the representations and warranties should not be relied upon as statements of factual information.

Item 7.01	Regulation FD Disclosure.

On September 27, 2018, the Company issued a press release announcing the Acquisition, the strategic realignment of its segment structure and an update on the timing of its previously disclosed BioMedical strategic review process. A copy of the Company’s press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The Company also announced that it will hold a conference call on Tuesday, October 2, 2018 at 9:30 a.m. Eastern Time to provide further information on the strategic capital deployment and business alignment. Details regarding the conference call are contained in the press release.

In connection with the announcement of the Acquisition, Chart further announced that, effective immediately, it would report results in four segments: Energy & Chemicals, Distribution & Storage Western Hemisphere (the Americas), Distribution & Storage Eastern Hemisphere (Europe, Middle East, Asia including China) and BioMedical. The Company believes these changes will facilitate its growth strategies, better align with its customer needs, and provide improved transparency of business results to its shareholders. The Company noted that further modifications to its segment reporting may be implemented depending upon the results of the BioMedical strategic review process. The Company is in the final stages of the strategic review process and will provide an update upon completion.

All information in the press release is furnished and shall not be deemed “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise be subject to the liability of that Section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporated it by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Share Purchase Agreement, by and among Chart Industries, Inc., Alessandro Spada, Elena Spada and Federico Spada, dated as of September 26, 2018.

99.1	Press release issued by Chart Industries, Inc., dated September 27, 2018, announcing Chart’s entry into a definitive agreement to acquire VRV and certain other matters.

* Certain exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K and Chart agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.

Date: September 27, 2018	By:	/s/ Jillian C. Evanko
Jillian C. Evanko
Chief Executive Officer, President and Chief Financial Officer